EXHIBIT 99.7

The Cyber Group Network Corporation
P.O. Box 948264
Maitland, FL 32794-8264

To the Board of Directors of The Cyber Group Network Corporation, a Nevada corporation:

I, R. Scott Cramer, hereby resign from the positions of Chief Executive Officer and Chief Financial Officer of The Cyber Group Network Corporation, effective at 10:00 a.m. Pacific Time on November 7, 2005.

Dated: November 7, 2005

/s/ R. Scott Cramer
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R. Scott Cramer